Exhibit 3.1.1


          FILED
   IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      OCT 17 1995
     No. 17982-95
DEAN HELLER, SECRETARY OF STATE


                            ARTICLES OF INCORPORATION

                              SALES STRATEGIES INC.
                              a Nevada corporation


I, the undersigned, being the original incorporator herein named, for the purpose of forming a corporation under the General Corporation Laws of the State of Nevada, to do business both within and without the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true

                                    ARTICLE I
                                      NAME
              The name of the corporation is SALES STRATEGIES INC.

                                   ARTICLE II
                       RESIDENT AGENT & REGISTERED OFFICE.

     Section 2.01. Resident Agent. The name and address of the Resident Agent for service of process is Dennis Hof, 30 Moonlight Road, Carson City, Nevada 89706.


     Section 2.02. Registered Office. The address of its Registered Office is 30 Moonlight Road, Carson City, Nevada 89706


                                   ARTICLE III
                                     PURPOSE
     The corporation is organized for the purpose of engaging in any lawful activity, within or without the State of Nevada.

                                   ARTICLE IV
                                 SHARE OF STOCK

     Section 4.01 Number and Class. The total number of shares of authorized capital stock of the Corporation shall consist of a single class of one thousand (1,000) shares of common stock, no par value.

     The Common Stock may be issued from time to time without action by the Stockholders. The Common Stock may be issued for such consideration as may be fixed from time to time by the Board of Directors.

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                                   ARTICLE V
                                   DIRECTORS

     Section 5.01. Governing Board. The members of the Governing Board of the Corporation shall be styled as directors.

     Section 5.02. Initial Board of Directors The initial Board of Directors shall consist, of one (1) member, The name and address of the initial member of the Board of Directors, is as follows:

     NAME                       ADDRESS
     ----                  ------------------
     Keith Sheve           162 Gannett Circle
                           Carson City, Nevada 89706


                                   ARTICLE VI
                                  INCORPORATOR

     The name and address of the incorporator is Keith Sheve, 162 Gannett Circle, Carson City, Nevada 89706.

                                   ARTICLE VII
                               PERIOD OF DURATION
                The corporation is to have a perpetual existence,

                                  ARTICLE VIII
                       DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the corporation shall not be personally liable to this corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (4) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or office of the corporation for acts or omissions prior to such repeal or modification.

                                   ARTICLE IX
                                    INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or. officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a

                                       2

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partnership,  joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against ail expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred. or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any mariner desired by such person. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding. upon receipt of an undertaking by or on behalf of the- director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any by- law, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the stockholders or Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprises against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnity such person.

     The indemnification provided in this Article shall continue as to a person who has cea5ed to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.


                                    ARTICLE X
                                   AMENDMENTS

     Subject at all times to the express provisions of Section 4.03 which cannot be amended, this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation or its Bylaws, in the manner now or hereafter prescribed by statute or by these Articles of Incorporation or said Bylaws. and all rights conferred upon the stockholders are granted subject to this reservation.

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                                   ARTICLE X1
                               POWERS OF DIRECTORS

     In furtherance and not in limitation of the powers conferred by statute the Board of Directors is expressly authorized:

     (1) Subject to the Bylaws, if any, adopted by the stockholders, to make, alter or repeal the Bylaws of the corporation;

     (2) To authorize and cause to be executed mortgages and liens, with or without limit as to amount, upon the real and personal property of the corporation;

     (3) To authorize the guaranty by the corporation of securities, evidences of indebtedness and obligations of other persons, corporations and business entities;

     (4) To set apart out of any of the funds of the corporation available for distributions a reserve or reserves for any proper purpose and to abolish any such reserve;

     (5) By resolution, to designate one or more committees, each committee to consist of at least one director of the corporation, which, to the extent provided in the resolution or in the Bylaws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seat of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the Bylaws of the corporation or as may be determined from time to time by resolution adopted by the Board of Directors; and

     (6) To authorize the corporation by its officers or agents to exercise all such powers and to do all such acts and things as may be exercised or done by the corporation, except and to the extent that any such statute shall require action by the stockholders of the corporation with regard to the exercising of any such power or the doing of any such act or thing.

     In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the corporation, except as otherwise provided herein and by law.

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Signature and address of Incorporator:


Keith Sheve
162 Gannet Circle
Carson City, NV  89706


/s/ Keith Sheve
-----------------------
Keith Sheve



STATE OF NEVADA  )
                   SS
COUNTY OF LYON   )


                                 ACKNOWLEDGEMENT

This instrument was acknowledged before me on October 4th, 1995.


     (Notary stamp)                            /s/ Staci Worthington
                                            ---------------------------
                                             NOTARY PUBLIC in and for
                                             said County and State


           Certificate of Acceptance of Appointment of Resident Agent


                                    /s/ Dennis Hof
                                    --------------------------
                                    Signature of Resident Agent